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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  July 19, 2000



                               RESPONSE USA, INC.
             (Exact name of registrant as specified in its charter)


   DELAWARE                          0-20770                       52-1441922
(State or other                   (Commission                    (IRS Employer
jurisdiction of                    File Number)                  Identification
incorporation)                                                      Number)


                       3 Executive Campus, 2nd Floor South
                             CHERRY HILL, NJ 08002
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (856) 661-0700



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ITEM 5. OTHER ITEMS.

     On July 19, 2000, Response USA, Inc. (the "Company"), executed Amendment No. 1 (the "Amendment") to a Settlement Agreement by and among the Company and Jeffrey Queen, Andrew Queen, and the Jeffrey Queen and Andrew Queen Irrevocable Trust U/A January 2, 1998 (collectively, the "Queens") dated January 11, 2000 (the "Settlement Agreement"). The Settlement Agreement was executed in connection with the Deferred Purchase Price provisions under a Stock Purchase Agreement between the Company and the Queens dated September 16, 1998. The Settlement Agreement required the Company to pay the Queens approximately $1.85 million, either in cash or in shares of the Company's Common Stock, $.008 par value per share (the "Common Stock"), and gave the Queens the right to nominate members to the Board of Directors. At a Board meeting held on June 27, 2000, the Board enlarged its size from five (5) to seven (7) members, elected Daniel Abramowitz, Ronald Rosenwasser and Jeffrey Queen to the Board as nominees of the Queens and agreed to accept the resignation of Board member Stuart Chalfin. Pursuant to the Amendment, the Company will issue the Queens a total of 3,705,382 (the "Shares") shares of Common Stock, at a currently above market price of $.50 per share, in settlement of its obligations under the Settlement Agreement. The issuance of the Shares is being made without prior stockholder approval pursuant to a waiver received from NASDAQ on July 26, 2000, pursuant to NASDAQ Marketplace Rule 4310(c)(25)(G)(ii)(b).

     The foregoing description of the Amendment is incomplete and qualified in its entirety by reference to the Amendment listed as Exhibit 1 hereto.

     Simultaneously with the execution of the Amendment, the Company also executed a Severance, Noncompetition and Nondisclosure Agreement with its Chief Executive Officer, Richard M. Brooks (the "Severance Agreement"). Pursuant to the terms of the Severance Agreement and the terms of Mr. Brooks' Employment Agreement with the Company: (1) Mr. Brooks resigned as Chief Executive Officer of the Company as of July 24, 2000, but he shall continue to serve as Chairman of the Board until the date Mr. Brooks no longer serves as a Director of the Company; and (2) the Company shall pay Mr. Brooks severance payments of $441,203.33, in a lump sum, and monthly installments of $36,766.94 over the next twenty-four months. The Severance Agreement also contains noncompetition and confidentiality provisions.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Business Acquired: N/A.

     (b) Pro Forma Financial Information: N/A

     (c) Exhibits: Amendment No 1. to Settlement Agreement by and among Response USA, Inc., Jeffrey Queen, Andrew Queen, and the Jeffrey Queen and Andrew Queen Irrevocable Trust U/A January 2, 1998. (1)


     (1) Filed as Exhibit No. IX to Amendment No 2. to Form 13D of Jeffery Queen filed on July 25, 2000.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RESPONSE USA, INC.


Dated:  August 2, 2000              By:     /s/ Jeffrey Queen
                                            ----------------------
                                            Jeffrey Queen,
                                            Chief Executive Officer


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